UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

OPTICAL COMMUNICATION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31861	95-4344224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6101 Variel Avenue Woodland Hills, CA		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 251-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results Of Operations And Financial Condition

On December 14, 2006, Optical Communication Products, Inc. (“Registrant”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended September 30, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information and Exhibit 99.1 are furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2006, Dr. Muoi Van Tran, Registrant's Chief Technology Officer, resigned from the Registrant effective December 31, 2006. Dr. Tran will continue to serve as Chairman of the Board of Directors and will be available to assist in a consulting role as the Registrant executes its operational transition during fiscal 2007.

On December 13, 2006, Susie L. Nemeti, Registrant's Senior Vice President of Corporate Development, resigned from the Registrant effective December 31, 2006. Ms. Nemeti will be available to assist in a consulting role as the Registrant executes its operational transition during fiscal 2007.

A copy of the press release issued by the Registrant announcing the departures of Dr. Tran and Ms. Nemeti is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit 99.1	Press Release of the Registrant dated December 14, 2006 announcing its financial results for the fourth quarter and fiscal year ended September 30, 2006.

Exhibit 99.2	Press Release of the Registrant dated December 14, 2006 announcing changes in the Registrant’s senior management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2006	OPTICAL COMMUNICATION PRODUCTS, INC.
a Delaware corporation

By:	/s/ Frederic T. Boyer
Frederic T. Boyer

Senior Vice President and Chief Financial Officer